Exhibit 10.1

December 22, 2020

AGM Group Holdings Inc.

c/o Creative Consultants (Hong Kong) Limited

Room 1502-3 15/F., Connaught Commercial Building, 185 Wanchai Road

Wanchai, Hong Kong

Board of Directors,

I hereby tender my resignation as Chief Operating Officer at AGM Group Holdings Inc., effective December 31, 2020.

Sincerely,

/s/ Xiaoding Wu
Xiaoding Wu